UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-c-5(d)(2))
☒	Definitive Information Statement

SMSA Gainesville Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Date of Mailing: on or about August 20, 2014

To our Stockholders:
This Information Statement is furnished by the Board of Directors (the "Board") of SMSA Gainesville Acquisition Corp., a Nevada corporation (the "Company," "we" or "us"), to the holders of record (the "Stockholders") at the close of business on August 4, 2014 (the "Record Date"), of the Company's issued and outstanding common stock, par value $0.001 per share (the "Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
This Information Statement relates to a written consent in lieu of a meeting, dated August 4, 2014, (the "Written Consent") of a stockholder owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the "Majority Stockholder").  The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the "Certificate of Amendment") to change our name to more accurately reflect our new business as a pharmacy company.  A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.
The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment.  Accordingly, the Certificate of Amendment is not presently being submitted to the Stockholders for a vote.  The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State, which will occur no earlier than twenty (20) calendar days after the filing and mailing of the enclosed Definitive Information Statement.
PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

/s/ James York
James York President and CEO

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES EXCHANGE ACT OF 1934 AND
REGULATION 14C AND SCHEDULE 14C THEREUNDER

General Information
This Information Statement is being first mailed on or about August 20, 2014 to Stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.
Only one copy of this Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.
PLEASE NOTE THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT.  THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.
The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.
Authorization by the Board of Directors
and the Majority Stockholder

Under the Nevada Revised Statutes and the Company's Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon consented to such action in writing.  The approval of the Certificate of Amendment required the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter that may properly come before the Stockholders.
On the Record Date, we had 144,061,069 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.
On August 4, 2014, our Board adopted resolutions approving the Certificate of Amendment and recommended that our Stockholders approve the Certificate of Amendment as set forth in Appendix A.  In connection with the adoption of these resolutions, our Board elected to seek the written consent of the holder of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Consenting Stockholders
On August 4, 2014, the following Majority Stockholder holding an aggregate of 132,501,306 shares of our Common Stock, constituting 91.98% of our issued and outstanding Common Stock, the sole class of our voting securities, consented in writing to the Certificate of Amendment.
Name of Stockholder	Number of Shares Owned	Percentage
Titan Partners, LLC	132,501,306	91.98%

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other Stockholder, and the other Stockholders will not be given an opportunity to vote on the actions described in this Information Statement.  This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was taken by written consent, there will be no Stockholders meeting.

We will, when permissible following the expiration of the 20-day period mandated by Regulation 14C of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State's Office.  The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our Stockholders.

Amendment of the Company's
Articles of Incorporation

The following is a brief explanation of the substantive changes that will be made pursuant to the Certificate of Amendment.  Stockholders are encouraged to read the entire Certificate of Amendment that is set forth in Appendix A to this Information Statement.
 Change in Name of the Company
Our Board has determined that the change of our name to "Titanium Healthcare" is in the best interest of our Stockholders and will more accurately reflect our new business as a pharmacy company.
Dissenters' Rights
Under Nevada law, holders of our Common Stock are not entitled to dissenters' rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

Security Ownership of
Certain Beneficial Owners

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date.

Title or Class of Securities	Name and Address of Beneficial Owner[1]	Amount of Beneficial Ownership[2]	Percentage
Common	Titan Partners, LLC[3] 6565West Loop South, Suite 110 Bellaire, Texas 77401	132,501,306	91.98%
Common	Titan Partners Management, LLC[4] 6565West Loop South, Suite 110 Bellaire, Texas 77401	132,501,306	91.98%

1.
Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security.  Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.
On August 4, 2014, there were 144,061,069 shares of our Common Stock outstanding and no shares of preferred stock issued and outstanding.  We have no outstanding stock options or warrants that would entitle any one person to acquire beneficial ownership of more than 5% of our currently outstanding Common Stock.

3.	Titan Partners, LLC directly owns 91.98% of the Common Stock of the Company and therefore directly possesses voting and investment power with respect to the Company's Common Stock.

4.
As the manager of Titan Partners, LLC, Titan Partners Management, LLC, may be deemed to indirectly possess voting and investment power with respect to 91.98% of the Company's Common Stock held by Titan Partners, LLC.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (1) each executive officer of the Company, (2) each current director and (3) all directors and executive officers of the Company as a group.
Title or Class of Securities	Name of Beneficial Owner[1]	Amount of Beneficial Ownership	Percentage
Common	Kamran Nezami[2]	132,501,306	91.98%
Common	James York[3]	1,325,013	0.92%
All Directors and Executive Officers		133,826,319	92.90%

1.
Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security.  Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.
As the manager of Titan Partners Management, LLC, the manager of our majority shareholder Titan Partners, LLC, Kamran Nezami may be deemed to indirectly possess voting and investment power with respect to 91.98% of the Company's Common Stock held by Titan Partners, LLC.  Mr. Nezami is the chairman of our board of directors.

3.
As the owner of 1% of the limited liability company membership interest in Titan Partners, LLC, our majority shareholder, James York may be deemed to indirectly possess voting and investment power with respect to 0.92% of the Company's Common Stock held by Titan Partners, LLC.  Mr. York serves as a member of our board of directors and is also our President and Chief Executive Officer.

Changes to our Business and
Change of Control

On December 19, 2013, Paul Interrante, our former majority stockholder and former director, and Halter Financial Investments, L.P., a former stockholder of the Company, entered into a stock purchase agreement with Titan Partners, LLC, our current majority stockholder, pursuant to which Titan Partners, LLC acquired 9,892,956 shares of Common Stock, representing 98.92% of the then issued and outstanding equity interest and voting rights of the Company. The signing of the stock purchase agreement and the transactions contemplated thereby resulted in a change of control of the Company.
Our current business plan is to acquire, develop, and operate pharmacies across the United States and, for a period of time, to retain earnings from such operations.  As of the mailing date of this Definitive Information Statement, the Company continues to be a shell company as that term is defined in SEC Rule 12b-2.
Available Information

Please read all sections of this Information Statement carefully.  The Company is subject to the reporting and disclosure requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained from the SEC at prescribed rates. This information may also be obtained from the SEC's EDGAR reporting system, which you can access at www.sec.gov.

Dated: August 20, 2014	/s/ James York
James York
President and CEO

AUS-5990365-5
APPENDIX A
Certificate of Amendment to the Articles of Incorporation
for Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
1.	The name of the Corporation is: SMSA Gainesville Acquisition Corp.
2.	The following Article has been amended to read as follows:

ARTICLE I
NAME
The name of this Corporation shall be: Titanium Healthcare.

3.
The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, of such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:   91.98%.

4.	Effective date and time of filing: Date: __________Time: __________
5.	Signature:

/s/ James York
James York, President and CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions  on the voting power thereof.

Certificate of Amendment to the Articles of Incorporation of	Page 1
SMSA Gainesville Acquisition Corp.